Exhibit 99.1

CONTACT INFORMATION

Investor Relations

Contact:	Mary Kay Ladone, Senior Vice President, Corporate Development, Strategy and Investor Relations	Contact:	Lorna Williams, Executive Director, Investor Relations and Strategy
Phone:	312-819-9387	Phone:	312-233-7799
Email:	marykay.ladone@hillrom.com	Email:	lorna.williams@hillrom.com

Media

Contact:	Howard Karesh, Vice President, Corporate Communications
Phone:	312-819-7268
Email:	howard.karesh@hillrom.com

HILLROM EXCEEDS FOURTH QUARTER GUIDANCE WITH STRONG FINISH TO FISCAL YEAR

Company Achieves Record 2021 Financial Results While Advancing Connected CareTM

CHICAGO, November 5, 2021 – Hillrom (NYSE: HRC) today announced financial results for its fiscal fourth quarter and full-year ended September 30, 2021.

For the fiscal fourth quarter, Hillrom reported GAAP earnings of $0.80 per diluted share, an increase of 27 percent compared to $0.63 per diluted share in the prior-year period. On an adjusted basis, excluding special items, earnings of $1.67 per diluted share increased 43 percent and exceeded the company’s previously-issued guidance range of $1.44 to $1.48 per diluted share. Adjustments to reported earnings are detailed in the reconciliation schedules provided.

For fiscal 2021, Hillrom reported GAAP earnings of $3.72 per diluted share, an increase of 12 percent compared to $3.32 per diluted share for fiscal 2020. On an adjusted basis, excluding special items, adjusted earnings of $6.31 per diluted share advanced 14 percent over the prior-year period.

“We delivered yet another strong quarter to conclude a very successful year for Hillrom, resulting in record financial performance for fiscal 2021,” said John Groetelaars, Hillrom president and CEO. “I am very proud of the global Hillrom team for their unwavering commitment and resiliency, and the tremendous value they have created for patients, caregivers, and our shareholders as we continue to advance our vision of connected care.”

Fiscal Fourth Quarter Financial Results

For the fiscal fourth quarter, worldwide revenue of $798 million increased 13 percent on both a reported and constant currency basis, reflecting strong underlying performance and continued recovery across all three business segments. One-time COVID purchases contributed revenue of approximately $20 million and adjusted earnings of $0.10 per diluted share.

Fiscal Fourth Quarter Revenue by Reporting Segment:

•	Patient Support Systems revenue of $417 million increased 14 percent on both a reported and constant currency basis. Excluding one-time COVID purchases in both the current and prior-year periods, Patient Support Systems revenue advanced 16 percent on a constant currency basis, reflecting robust double-digit growth across med-surg and ICU bed systems, and the company’s care communications platforms.

•	Front Line Care generated revenue of $296 million, an increase of 14 percent on a reported basis (or 13 percent on a constant currency basis). This performance was driven by strong demand and double-digit growth for Welch Allyn patient vital signs and cardiac monitoring devices, physical assessment tools including new digital solutions, and vision screening products. Revenue also includes a one-time retrospective reimbursement benefit of $12 million for certain respiratory health devices.

•	Surgical Solutions revenue of $85 million increased 6 percent on a reported basis (or 5 percent on a constant currency basis) with improved demand for patient positioning equipment and operating room tables, including record placements of Integrated Table Motion, as surgical procedures continued to rebound.

Fiscal 2021 and Recent Highlights

Supporting Hillrom’s strong financial performance and operational execution were significant milestones in 2021 aimed at advancing innovation, transforming the portfolio, and delivering sustainable value to shareholders. Highlights include:

•	Achieving record revenue of $3.02 billion for fiscal 2021, an increase of 5 percent on a reported basis (or 3 percent on a constant currency basis), fueled by more than 20% growth of the company’s connected care solutions, which now comprise nearly 30 percent of Hillrom’s total revenue.

•	Delivering $690 million in new product revenue, an increase of 20 percent compared to the prior year. Contributing to this performance were several innovative products, including the company’s portfolio of smart beds, vital signs monitoring devices, vision products, as well as Integrated Table Motion.

•	Generating operating cash flow for the year of $476 million and delivering significant value to shareholders through increased dividends and share repurchases. During fiscal 2021, Hillrom raised its dividend for the eleventh consecutive year and returned $202 million to shareholders through dividends and share repurchases.

•	Enhancing patient access to annual diabetic retinal examinations with a new commercial partnership with one of the leading retail pharmacy chains in the United States. Diabetic retinopathy is the leading cause of vision loss and blindness among adults between 20 and 74 years of age, but with early detection, 95% of diabetes-related vision loss can be prevented.

•	Driving Hillrom’s vision of Advancing Connected Care by completing three M&A transactions including:

–	Bardy Diagnostics, Inc. (BardyDx), an innovator in digital health and a leading provider of ambulatory cardiac monitoring technologies whose differentiated Carnation Ambulatory Monitor (or CAM patch) is engineered for patient-comfort, superior P-wave clarity, exceptional diagnostic yield and superior clinical accuracy.

–	EarlySense’s contact-free continuous monitoring AI-based technology, which enhances Hillrom’s differentiated suite of connected sensing and digital communication solutions to improve patient safety and ensure timely and effective clinical intervention. Hillrom defined a new standard of care with the integration of EarlySense’s monitoring and analytics technology into the Centrella® Smart+ med-surg bed and ecosystem of connected devices.

–	Epiphany Healthcare[1], extending Hillrom’s ECG management functionality into ambulatory care settings. The company offers an interoperable connectivity solution capable of supporting more than 260 unique devices from more than 80 manufacturers and integrating across all major Electronic Medical Record (EMR) vendors.

•	Supporting local, national, and international communities with both monetary and product donations totaling more than $7.0 million, including support for critical emergency responses in India and Haiti.

•	Promoting excellence in the workplace and commitment to diversity, inclusion and belonging initiatives as the recipient of multiple awards and recognitions. Hillrom was recently named a "Noteworthy Company" for the second year in a row as part of the DiversityInc Top 50 Companies, a designation acknowledging leadership accountability, talent programs, workplace practices, supplier diversity efforts and overall corporate philanthropy.

Pending Transaction with Baxter International

Groetelaars continued, “We remain enthusiastic about our pending combination with Baxter and are looking forward to coming together to advance our shared mission. The companies continue to make progress with integration planning and securing regulatory approvals, and we remain on track to close the transaction by early 2022.”

____________________________

1 Epiphany Cardiography Products, LLC and its wholly owned subsidiary Epiphany Healthcare Data Management, LLC are known as Epiphany Healthcare

As announced on September 2, 2021, Hillrom has entered into a definitive merger agreement under which Baxter has agreed to acquire Hillrom for $156.00 per share in cash. The transaction is subject to the approval of Hillrom shareholders and the satisfaction of customary closing conditions, including regulatory approvals. The waiting period under the Hart Scott Rodino Act has expired and the parties have submitted their initial filings for all required regulatory approvals, including in the European Union. Hillrom continues to expect the transaction to close by early 2022. As a result of the proposed transaction, the company is not providing financial guidance for fiscal 2022.

Discussion of Adjusted Financial Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP), Hillrom routinely provides operating margin, income before taxes, income tax expense, and earnings per diluted share results on an adjusted basis because the company’s management believes these measures contribute to an understanding of our financial performance, provide additional analytical tools to understand our results from core operations, and reveal underlying operating trends. These measures exclude strategic developments, acquisition and integration costs and related fair value adjustments, gains and losses associated with disposals of businesses or significant product lines, regulatory costs related to updating existing product registrations to comply with the European Medical Device Regulations, special charges, changes in tax accounting methods, other tax law changes and expenses associated with these tax items, the impacts of significant litigation matters, certain impacts of the COVID-19 pandemic, and other unusual events. The company also excludes expenses associated with the amortization of purchased intangible assets. These adjustments are made to allow investors to evaluate and understand operating trends excluding their impact on operating income and earnings per diluted share.

Management uses these measures internally for planning, forecasting and evaluating the performance of the business. Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Reconciliations of GAAP measures to adjusted measures appear in the financial tables of this release.

The company also routinely provides earnings per diluted share guidance on an adjusted basis. This excludes the impact of intangible asset amortization associated with prior business acquisitions, which we expect to be $1.26 to $1.31 per diluted share for the fiscal year 2022. Management also does not include adjusted items such as strategic developments, acquisition and integration costs, special charges, and other special items or unusual items in our guidance because such items are evaluated on an ongoing basis, can be highly variable and cannot be reasonably predicted. As such, prospective quantification of these items is not feasible, and a full reconciliation of non-GAAP earnings per diluted share guidance to GAAP earnings per diluted share has not been provided. However, as a result of acquisitions, our ongoing portfolio and business optimization initiatives, and any change to the transitional impacts from U.S. tax reform legislation, we do expect adjusted items we have not predicted to potentially be significant to our GAAP measures including gross margin, operating margin, income tax expense and earnings per diluted share.

The company also presents certain results on a constant currency basis, which compares results between periods as if foreign currency exchange rates had remained consistent period-over-period. Management monitors sales performance on an adjusted basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars. Management calculates constant currency by applying the foreign currency exchange rate for the prior period to the local currency results for the current period. Management believes that evaluating growth in net revenue on a constant currency basis provides an additional and meaningful assessment to both management and investors.

About Hillrom

Hillrom is a global medical technology leader whose 10,000 employees have a single purpose: enhancing outcomes for patients and their caregivers by Advancing Connected Care™. Around the world, our innovations touch over 7 million patients each day. They help enable earlier diagnosis and treatment, optimize surgical efficiency and accelerate patient recovery while simplifying clinical communication and shifting care closer to home. We make these outcomes possible through digital and connected care solutions and collaboration tools, including smart bed systems, patient monitoring and diagnostic technologies, respiratory health devices, advanced equipment for the surgical space and more, delivering actionable, real-time insights at the point of care. Learn more at hillrom.com.

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving Hillrom. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed transaction, Hillrom filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) on October 20, 2021. Hillrom commenced mailing the Proxy Statement and a proxy card to its shareholders on or about October 21, 2021. Hillrom has also filed and will file other materials with the SEC in connection with the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document that Hillrom has filed or may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF HILLROM ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are able to obtain copies of the Proxy Statement and will be able to obtain other documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting Hillrom’s investor relations website, https://ir.hill-rom.com/ir-home/default.aspx.

Participants in the Solicitation

Hillrom and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Hillrom’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Hillrom and their ownership of Hillrom’s common stock is set forth in the definitive proxy statement for Hillrom’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on January 19, 2021, or its Annual Report on Form 10-K for the year ended September 30, 2020, and in other documents filed by Hillrom with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement and will be contained in other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Statements concerning general economic conditions, our financial condition, results of operations, cash flows and business and our expectations or beliefs concerning future events, including the demand for our products, the ability to operate our manufacturing sites at full capacity, future supplies of raw materials for our operations, product launches, share repurchases, international market conditions, expectations regarding our liquidity, our capital spending, plans for future acquisitions and divestitures, and our operating plans; and any statements using phases such as we or our management “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases are forward-looking statements that involve certain factors, risks and uncertainties that could cause Hillrom’s actual results to differ materially from those anticipated. Such factors, risks and uncertainties include: (1) the future impact of the COVID-19 pandemic on Hillrom’s business, including but not limited to, the impact on its workforce, operations, supply chain, demand for products and services, and Hillrom’s financial results and condition; (2) Hillrom’s ability to successfully manage the challenges associated with the COVID-19 pandemic; (3) increasing regulatory focus on privacy and data security issues; (4) breaches or failures of Hillrom’s information technology systems or products, including by cyberattack, unauthorized access or theft; (5) failures with respect to compliance programs; (6) Hillrom’s ability to achieve expected synergies from acquisitions; (7) risks associated with integrating recent acquisitions; (8) global economic conditions; (9) demand for and delays in delivery of Hillrom’s products; (10) Hillrom’s ability to develop, commercialize and deploy new products; (11) changes in regulatory environments; (12) the effect of adverse publicity; (13) the impact of competitive products and pricing; (14) Hillrom’s ability to maintain or increase margins; (15) the potential loss of key distributors or key personnel; (16) the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any applicable healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; (17) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between the parties to the proposed transaction; (18) the failure to obtain the approval of Hillrom’s shareholders, (19) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (20) risks related to disruption of management’s attention from Hillrom’s ongoing business operations due to the transaction; (21) the effect of the announcement of the transaction on the ability of Hillrom to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (22) the ability to meet expectations regarding the timing and completion of the transaction; (23) uncertainty regarding actual or potential legal proceedings; (24) risks associated with transaction-related litigation; and (25) the other risks listed from time to time in Hillrom’s filings with the SEC. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to Hillrom’s Annual Report on Form 10-K for the year ended September 30, 2020, and in other documents filed by Hillrom with the SEC, including subsequent Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Hillrom is providing the information in this communication as of this date and assumes no obligation to update or revise the forward-looking statements in this communication because of new information, future events, or otherwise.

# # #

Hill-Rom Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

(In millions, except per share data)

	Three Months Ended September 30		Year Ended September 30
	2021	2020	2021	2020
Net Revenue
Product sales and service	$713.1	$624.1	$2,669.6	$2,571.2
Rental revenue	84.8	81.2	349.1	309.8
Total net revenue	797.9	705.3	3,018.7	2,881.0

Cost of Net Revenue
Cost of goods sold	333.5	313.3	1,282.4	1,259.9
Rental expenses	37.4	35.1	148.2	146.0
Total cost of net revenue (excludes acquisition-related intangible asset amortization)	370.9	348.4	1,430.6	1,405.9

Research and development expenses	39.3	36.2	144.9	136.5
Selling and administrative expenses	238.4	211.5	887.0	820.4
Acquisition-related intangible asset amortization	27.9	27.7	108.6	109.0
Special charges	7.3	15.3	47.4	41.5
Operating Profit	114.1	66.2	400.2	367.7

Interest expense	(15.0)	(18.1)	(65.6)	(74.0)
Loss on extinguishment of debt	—	—	(9.8)	(15.6)
Investment income (expense) and other, net	(34.7)	3.5	(22.0)	(6.9)

Income Before Income Taxes	64.4	51.6	302.8	271.2

Income tax expense	11.0	9.2	54.3	48.2

Net Income	$53.4	$42.4	$248.5	$223.0

Net Income per Basic Common Share	$0.81	$0.64	$3.75	$3.35

Net Income per Diluted Common Share	$0.80	$0.63	$3.72	$3.32

Average Basic Common Shares Outstanding (in thousands)	65,829	66,606	66,204	66,631

Average Diluted Common Shares Outstanding (in thousands)	66,663	67,181	66,847	67,212

Hill-Rom Holdings, Inc. and Subsidiaries

Revenue Constant Currency (Unaudited)

(In millions)

					U.S.	OUS
	Three Months Ended September 30		Change As Reported	Constant Currency	Change As Reported	Change As Reported	Constant Currency
	2021	2020
Net Revenue:
Product sales and service	$713.1	$624.1	14.3%	13.6%	29.6%	(13.1)%	(14.9)%
Rental revenue	84.8	81.2	4.4%	4.2%	7.0%	(14.7)%	(16.8)%
Total net revenue	$797.9	$705.3	13.1%	12.5%	26.2%	(13.2)%	(15.0)%

Net Revenue:
Patient Support Systems	$416.5	$365.0	14.1%	13.6%	27.4%	(19.2)%	(20.9)%
Front Line Care	296.2	260.0	13.9%	13.2%	21.3%	(3.6)%	(5.9)%
Surgical Solutions	85.2	80.3	6.1%	5.4%	46.1%	(15.4)%	(16.5)%
Total net revenue	$797.9	$705.3	13.1%	12.5%	26.2%	(13.2)%	(15.0)%

OUS - Outside of the United States

					U.S.	OUS
	Year Ended September 30		Change As Reported	Constant Currency	Change As Reported	Change As Reported	Constant Currency
	2021	2020
Net Revenue:
Product sales and service	$2,669.6	$2,571.2	3.8%	1.9%	5.4%	0.8%	(4.8)%
Rental revenue	349.1	309.8	12.7%	11.9%	14.7%	(1.6)%	(8.1)%
Total net revenue	$3,018.7	$2,881.0	4.8%	3.0%	6.7%	0.7%	(4.9)%

Net Revenue:
Patient Support Systems	1,568.3	1,539.1	1.9%	0.3%	2.5%	0.2%	(5.8)%
Front Line Care	1,117.0	1,025.0	9.0%	7.3%	11.1%	4.3%	(1.0)%
Surgical Solutions	333.4	316.9	5.2%	1.9%	19.6%	(4.2)%	(9.7)%
Total net revenue	$3,018.7	$2,881.0	4.8%	3.0%	6.7%	0.7%	(4.9)%

OUS - Outside of the United States

Hill-Rom Holdings, Inc. and Subsidiaries

Reconciliation: Earnings Per Share (Unaudited)

(In millions, except per share data)

	Three Months Ended September 30, 2021				Three Months Ended September 30, 2020
	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS
As Reported	14.3%	$64.4	$11.0	$0.80	9.4%	$51.6	$9.2	$0.63
Adjustments:
Acquisition and integration costs and related fair value adjustments	2.1%	48.8	3.7	0.68	0.3%	2.0	0.4	0.03
Acquisition-related intangible asset amortization	3.5%	27.9	6.7	0.31	3.9%	27.7	6.4	0.32
Field corrective actions	—%	—	—	—	0.4%	2.8	0.6	0.03
Regulatory compliance costs	0.3%	2.6	0.6	0.03	0.4%	2.8	0.7	0.03
Special charges	0.9%	7.3	1.3	0.09	2.2%	15.3	3.1	0.18
(Gain) Loss on disposition of business	—%	—	—	—	—%	(2.9)	(0.3)	(0.04)
Pension settlement expense	—%	—	—	—	—%	—	—	—
COVID-19 related costs and benefits, net	(1.4)%	(11.5)	(0.7)	(0.16)	(0.1)%	(0.5)	(0.1)	(0.01)
LIFO Change	(0.9)%	(6.8)	(1.5)	(0.08)	—%	—	—	—
Adjusted Earnings	18.8%	$132.7	$21.1	$1.67	16.5%	$98.8	$20.0	$1.17

	Year Ended September 30, 2021				Year Ended September 30, 2020
	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS
As Reported	13.3%	$302.8	$54.3	$3.72	12.8%	$271.2	$48.2	$3.32
Adjustments:
Acquisition and integration costs and related fair value adjustments	0.9%	62.7	6.9	0.84	—%	(0.6)	1.8	(0.04)
Acquisition-related intangible asset amortization	3.6%	108.6	26.3	1.23	3.7%	109.0	26.1	1.23
Field corrective actions	0.1%	1.6	0.4	0.02	0.2%	4.9	1.2	0.05
Regulatory compliance costs	0.5%	15.1	3.7	0.17	0.5%	15.6	3.7	0.18
Special charges	1.6%	47.4	11.0	0.54	1.4%	41.5	9.2	0.48
Debt refinancing costs	—%	9.8	2.3	0.11	—%	16.1	3.7	0.18
(Gain) Loss on disposition of business	—%	—	—	—	—%	(2.8)	(4.4)	0.02
Pension settlement expense	—%	—	—	—	—%	8.4	1.9	0.10
Litigation settlements	—%	(6.8)	(1.6)	(0.08)	—%	(1.2)	(0.3)	(0.01)
COVID-19 related costs and benefits, net	(0.4)%	(11.6)	(0.7)	(0.16)	0.2%	1.4	0.7	0.02
LIFO Change	(0.2)%	(6.8)	(1.5)	(0.08)	—%	—	—	—
Adjusted Earnings	19.4%	$522.8	$101.1	$6.31	18.8%	$463.5	$91.8	$5.53

Hill-Rom Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(In millions, except share amounts)

	September 30, 2021	September 30, 2020
ASSETS
Current Assets
Cash and cash equivalents	$271.8	$296.5
Trade accounts receivable, net of allowances of $25.4 and $25.9 as of September 30, 2021 and 2020	671.2	594.9
Inventories, net of reserves	319.4	352.0
Other current assets	101.4	121.5
Total current assets	1,363.8	1,364.9
Property, plant and equipment	875.8	858.2
Less accumulated depreciation	(587.7)	(552.1)
Property, plant and equipment, net	288.1	306.1
Goodwill	2,221.7	1,835.5
Other intangible assets and software, net	955.3	976.7
Deferred income taxes	32.4	32.9
Other assets	137.8	155.0
Total Assets	$4,999.1	$4,671.1
LIABILITIES
Current Liabilities
Trade accounts payable	$229.9	$236.5
Short-term borrowings	235.7	222.3
Accrued compensation	182.3	144.9
Accrued product warranties	29.6	30.8
Accrued rebates	50.7	44.8
Deferred revenue	112.7	110.1
Other current liabilities	150.3	162.8
Total current liabilities	991.2	952.2

Long-term debt	1,825.2	1,655.7
Accrued pension and postretirement benefits	73.8	89.3
Deferred income taxes	65.4	113.0
Other long-term liabilities	163.8	134.8
Total Liabilities	3,119.4	2,945.0
SHAREHOLDERS' EQUITY
Capital Stock:
Preferred stock - without par value: Authorized - 1,000,000; none issued or outstanding
Common stock - without par value: Authorized - 199,000,000	4.4	4.4
Issued - 88,457,634 shares as of September 30, 2021 and September 30, 2020; Outstanding: 65,893,802 shares as of September 30, 2021 and 66,640,832 shares as of September 30, 2020
Additional paid-in capital	707.6	667.0
Retained earnings	2,315.9	2,132.2
Accumulated other comprehensive (loss)	(136.0)	(180.2)
Treasury stock, common shares at cost: 22,563,832 as of September 30, 2021 and 21,816,802 as of September 30, 2020	(1,012.2)	(897.3)
Total Shareholders’ Equity	1,879.7	1,726.1
Total Liabilities and Shareholders' Equity	$4,999.1	$4,671.1

Hill-Rom Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Year Ended September 30
	2021	2020
Operating Activities
Net income	$248.5	$223.0
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation and amortization of property, plant, equipment and software	77.2	69.8
Acquisition-related intangible asset amortization	108.6	109.0
Amortization of debt discounts and issuance costs	3.7	4.0
Loss on extinguishment of debt	9.8	15.6
Benefit for deferred income taxes	(32.0)	(19.0)
Loss on disposal of property, equipment, intangible assets and impairments	0.4	2.7
Stock compensation	45.6	38.4
Other operating activities	24.3	27.1
Change in working capital excluding cash, current debt, acquisitions and dispositions:
Trade accounts receivable	(67.6)	71.3
Inventories	17.1	(91.8)
Other current assets	24.4	(14.8)
Trade accounts payable	1.9	24.0
Accrued expenses and other liabilities	37.6	15.4
Other assets and liabilities	(23.4)	7.0
Net cash, cash equivalents and restricted cash provided by operating activities	476.1	481.7
Investing Activities
Purchases of property, plant, equipment and software	(92.1)	(105.9)
Proceeds on sale of property and equipment	2.4	2.5
Payment for acquisition of businesses, net of cash acquired	(369.0)	(28.4)
Payments for acquisition of intangible assets	(30.0)	—
Proceeds on sale of businesses	—	0.8
Other investing activities	1.5	(0.2)
Net cash, cash equivalents and restricted cash used in investing activities	(487.2)	(131.2)
Financing Activities
Payments of long-term debt	(50.1)	(50.1)
Borrowings on Revolving Credit Facility	870.0	190.0
Payments on Revolving Credit Facility	(355.0)	(270.0)
Borrowings on Securitization Facility	60.6	17.7
Payments on Securitization Facility	(47.2)	(45.5)
Borrowings on Note Securitization Facility	91.3	32.6
Payments on Note Securitization Facility	(91.3)	(21.2)
Prepayment premium on redemption of 5.00% Notes and 5.75% Notes	(7.5)	(12.2)
Redemption of 5.00% Notes and 5.75% Notes	(300.0)	(425.0)
Cash dividends	(62.0)	(58.0)
Proceeds on exercise of stock options	10.5	8.6
Stock repurchases for stock award withholding obligations	(9.5)	(16.5)
Stock repurchases in the open market	(130.7)	(54.1)
Other financing activities	7.5	8.7
Net cash, cash equivalents and restricted cash used in financing activities	(13.4)	(695.0)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.2)	7.2
Net Cash Flows	(24.7)	(337.3)
Cash, Cash Equivalents and Restricted Cash:
At beginning of period	296.5	633.8
At end of period	$271.8	$296.5